Exhibit 99.1

First Connecticut Bancorp, Inc. reports fourth quarter 2017 net income of $497,000 or $0.03 diluted earnings per share

Fourth quarter 2017 net income of $5.5 million or $0.34 diluted earnings per share excluding non-recurring items

FARMINGTON, Conn., January 24, 2018 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported net income of $497,000 or $0.03 diluted earnings per share for the quarter ended December 31, 2017 compared to net income of $4.2 million or $0.27 diluted earnings per share for the quarter ended December 31, 2016.  Excluding non-recurring items, the Company reported a 32% increase in core net income to $5.5 million, or $0.34 diluted earnings per share for the quarter ended December 31, 2017 compared to core net income of $4.1 million, or $0.27 diluted earnings per share for the quarter ended December 31, 2016.

Net income for the full year was $16.2 million or $1.02 diluted earnings per share compared to $15.2 million or $1.00 diluted earnings per share in the prior year.  Excluding non-recurring items, core net income for the full year was $20.9 million, or $1.32 diluted earnings per share as compared to $14.8 million, or $0.97 diluted earnings per share in the prior year. Core net income excludes non-recurring items.

On December 22, 2017, the Tax Cuts and Jobs Act (the "Tax Act") was enacted, which lowered the Company's federal tax rate from 35% to 21% effective January 1, 2018.  As a result of the tax reduction, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $5.0 million to income tax expense for the fourth quarter of 2017.  However, the tax rate reduction will increase future earnings.  The Tax Act impact on earnings per share for the year 2018 is an estimated $0.24 - $0.25 increase.

"I am once again pleased to report strong core earnings for the fourth quarter of $0.34 per share and $1.32 per share for the year. Since going public in 2011, we have had six consecutive years of earnings per share growth.  An increase in core earnings combined with internal operational efficiencies continues to have a positive effect on return on assets, return on equity and our efficiency ratio" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

"Additionally, we increased our dividend $0.06 or 67% during 2017 as we continue to reward shareholders with a combination of share price appreciation and increased dividend yield."

Financial Highlights

•
Organic loan growth remained strong during the fourth quarter of 2017 as loans increased $49.5 million to $2.7 billion at December 31, 2017 primarily due to a $34.8 million increase in commercial real estate loans and a $19.7 million increase in residential real estate loans.  Loans increased $200.6 million or 8% from a year ago.

•	Overall deposits increased $51.5 million to $2.4 billion in the fourth quarter of 2017 compared to the linked quarter and increased $219.0 million or 10% from a year ago.

•	Loans to deposits ratio was 113% for the quarter ended December 31, 2017 compared to 113% in the linked quarter and 115% in the fourth quarter of 2016.

•	Checking accounts grew by 2% or 864 net new accounts in the fourth quarter of 2017 and 8% or 4,136 net new accounts from a year ago.

•
Net interest income decreased $320,000 to $20.5 million in the fourth quarter of 2017 compared to the linked quarter and increased $2.4 million compared to the fourth quarter of 2016.  Core net interest income decreased $191,000 compared to the linked quarter.

•
Net interest margin was 2.91% in the fourth quarter of 2017 compared to 2.95% in the linked quarter and 2.75% in the prior year quarter. Net interest margin, excluding $165,000 prepayment penalty fees, was 2.93% in the linked quarter of 2017.

•	Efficiency ratio was 65.06% in the fourth quarter of 2017 compared to 66.38% in the linked quarter and 70.64% in the prior year quarter.

•	Noninterest expense to average assets was 2.05% in the fourth quarter of 2017 compared to 2.11% in the linked quarter and 2.13% in the prior year quarter.

•	Tangible book value per share was $17.08 for the quarter ended December 31, 2017 compared to $17.12 on a linked quarter basis and $16.37 at December 31, 2016.

•
Asset quality remained strong as loan delinquencies 30 days and greater represented 0.63% of total loans at December 31, 2017 compared to 0.66% of total loans at September 30, 2017 and 0.68% at December 31, 2016.  Non-accrual loans represented 0.58% of total loans at December 31, 2017 compared to 0.57% of total loans at September 30, 2017 and 0.69% of total loans at December 31, 2016.

•	The allowance for loan losses represented 0.82% of total loans at December 31, 2017 compared to 0.82% of total loans at September 30, 2017 and 0.85% at December 31, 2016.

•	The Company paid a quarterly cash dividend of $0.15 per share during the fourth quarter, an increase of $0.01 compared to the linked quarter and an increase of $0.06 from a year ago.

Fourth quarter 2017 compared with third quarter 2017

Net interest income

•
Net interest income decreased $320,000 to $20.5 million in the fourth quarter of 2017 compared to the linked quarter primarily due to a 5 basis point increase in interest-bearing liabilities yield to 0.89%.

•	Net interest margin was 2.91% in the third quarter of 2017 compared to 2.95% in the linked quarter. Net interest margin, excluding $165,000 prepayment penalty fees, was 2.93% in the linked quarter.

•	The cost of interest-bearing liabilities increased 5 basis points to 89 basis points in the fourth quarter of 2017 compared to 84 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $299,000 for the fourth quarter of 2017 compared to $217,000 for the linked quarter.

•	Net charge-offs in the quarter were $53,000 or 0.01% to average loans (annualized) compared to $52,000 or 0.01% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.82% of total loans at December 31, 2017 and September 30, 2017.

Noninterest income

•
Total noninterest income decreased $142,000 to $3.2 million in the fourth quarter of 2017 compared to the linked quarter primarily due to a $274,000 decrease in net gain on loans sold offset by a $129,000 increase in other noninterest income.

•	Net gain on loans sold decreased to $598,000 from $872,000 primarily due to a decrease in volume of loans sold.

•
Other noninterest income increased $129,000 to $484,000 primarily due to a $95,000 increase in mortgage banking derivatives.  Other noninterest income includes swap fees totaling $242,000 in the fourth quarter of 2017 compared to $251,000 in the linked quarter.

Noninterest expense

•
Noninterest expense decreased $532,000 to $15.4 million in the fourth quarter of 2017 compared to the linked quarter primarily due to a $123,000 decrease in furniture and equipment expenses, a $139,000 decrease in marketing expenses and a $132,000 decrease in other operating expenses.

Income tax expense

Income tax expense was $7.5 million in the fourth quarter of 2017 and $2.4 million in the third quarter of 2017.  As a result of the Tax Act, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $5.0 million to income tax expense in the fourth quarter of 2017.

Fourth quarter 2017 compared with fourth quarter 2016

Net interest income

•
Net interest income increased $2.4 million or 13% to $20.5 million in the fourth quarter of 2017 compared to the prior year quarter due primarily to a $216.1 million increase in the average loans balance and a 17 basis point increase in the loans yield to 3.69% offset by a $985,000 increase in interest expense.

•	Net interest margin was 2.91% in the fourth quarter of 2017 compared to 2.75% in the prior year quarter.

•	The cost of interest-bearing liabilities increased 12 basis points to 89 basis points in the fourth quarter of 2017 compared to 77 basis points in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $299,000 for the fourth quarter of 2017 compared to $616,000 for the prior year quarter.

•	Net charge-offs in the quarter were $53,000 or 0.01% to average loans (annualized) compared to $350,000 or 0.06% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.82% of total loans at December 31, 2017 and 0.85% of total loans at December 31, 2016.

Noninterest income

•
Total noninterest income decreased $378,000 to $3.2 million in the fourth quarter of 2017 compared to the prior year quarter primarily due to a $327,000 decrease in net gain on loans sold and a $182,000 decrease in other noninterest income offset by a $126,000 increase in fees for customer services.

•	Net gain on loans sold decreased to $598,000 from $925,000 primarily due to a decrease in volume of loans sold.

•
Other noninterest income decreased primarily due to a $283,000 recovery in fair value in mortgage servicing rights in the prior year quarter offset by a $99,000 impairment on a SBIC fund in the prior year quarter.

Noninterest expense

•
Noninterest expense increased $288,000 to $15.4 million in the fourth quarter of 2017 compared to the prior year quarter primarily due to a $455,000 increase in salaries and employee benefits expense offset by a $232,000 decrease in other operating expenses.

•	Salaries and employee benefits increased $455,000 to $9.6 million primarily due to general salary increases which became effective in mid-March.

•	Other operating expenses decreased $232,000 to $2.6 million primarily due to a $134,000 reduction in 3rd party services.

Income tax expense

Income tax expense was $7.5 million in the fourth quarter of 2017 compared to $1.8 million in the prior year quarter. As a result of the Tax Act, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $5.0 million to income tax expense in the fourth quarter of 2017.  Income tax expense in the fourth quarter of 2016 included a $137,000 write-off of a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

For the year ended December 31, 2017 compared with the year ended December 31, 2016

Net interest income

•
Net interest income increased $9.2 million or 13% to $80.4 million for the year ended 2017 compared to $71.3 million for the year ended 2016 primarily due to a $234.1 million increase in the average loans balance and an 11 basis point increase in the loans yield to 3.68% offset by a $2.3 million increase in interest expense.

•	Net interest margin was 2.93% for the year ended 2017 compared to 2.80% for the year ended 2016.

•
The total interest-earning assets yield increased 18 basis points to 3.57% for the year ended 2017 compared to 3.39% for the year ended 2016 primarily due to an increase in yield on our loan and securities portfolios.

•	The cost of interest-bearing liabilities increased 4 basis points to 82 basis points for the year ended 2017 compared to 78 basis points for the year ended 2016.

Provision for loan losses

•	Provision for loan losses was $1.6 million for the year ended 2017 compared to $2.3 million for the year ended 2016.

•	Net charge-offs for the year ended 2017 were $632,000 or 0.02% to average loans compared to $1.0 million or 0.04% to average loans for the year ended 2016.

•	The allowance for loan losses represented 0.82% of total loans at December 31, 2017 compared to 0.85% at December 31, 2016.

Noninterest income

•	Total noninterest income increased $761,000 to $13.5 million for the year ended 2017 compared to $12.7 million for the year ended 2016.

•	Fees for customer services increased $252,000 to $6.4 million for the year ended 2017 compared to the year ended 2016 driven by our growth in checking accounts and debit card fees.

•	Net gain on loans sold decreased $508,000 to $2.6 million for the year ended 2017 compared to the year ended 2016 as a result of a decrease in volume of loans sold.

•
Bank owned life insurance income increased $211,000 to $1.6 million for the year ended 2017 compared to the year ended 2016 primarily due to $194,000 more in bank owned life insurance proceeds in 2017 than in the prior year.

•
Other noninterest income increased $801,000 to $2.7 million for the year ended 2017 compared to the year ended 2016 primarily due to a $206,000 increase in swap fee income, a $161,000 increase in loan servicing fees for others and $319,000 SBIC fund impairment in the prior year offset by a $159,000 decrease in mortgage banking derivatives.

•	Other noninterest income includes swap fees totaling $1.8 million compared to $1.6 million in the prior year.

Noninterest expense

•	Noninterest expense increased $1.8 million to $62.3 million for the year ended 2017 compared to $60.5 million for the year ended 2016.

•
Salaries and employee benefits increased $1.6 million to $38.6 million for the year ended 2017 compared to the year ended 2016.  The increase is primarily due to general salary increases which became effective in mid-March and $343,000 in severance expense.

•	Marketing increased $400,000 primarily due to efforts to increase the Bank's sales support in central Connecticut and western Massachusetts.

•
Other operating expenses decreased $325,000 to $10.5 million for the year ended 2017 compared to the prior year primarily due to a $296,000 decrease in directors' share-based compensation expense as a result of the majority of the 2012 Stock Incentive Plan fully vesting in September 2016.

Income tax expense

•
Income tax expense was $13.9 million for the year ended 2017 compared to $5.9 million for the year ended 2016.  As a result of the Tax Act, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $5.0 million to income tax expense in the fourth quarter of 2017. Income tax expense in 2016 included a $137,000 write-off of a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

December 31, 2017 compared to December 31, 2016

Financial Condition

•	Total assets increased $212.7 million or 8% at December 31, 2017 to $3.0 billion compared to $2.8 billion at December 31, 2016, reflecting a $199.7 million increase in net loans.

•	Our investment portfolio totaled $162.2 million at December 31, 2017 compared to $136.6 million at December 31, 2016, an increase of $25.7 million.

•	Net loans increased $199.7 million or 8% at December 31, 2017 to $2.7 billion compared to $2.5 billion at December 31, 2016 due to our continued focus on commercial and residential lending.

•
Deposits increased $219.0 million or 10% to $2.4 billion at December 31, 2017 compared to $2.2 billion at December 31, 2016 primarily due to an increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $437.1 million and $394.5 million at December 31, 2017 and 2016, respectively.

•	Federal Home Loan Bank of Boston advances decreased $31.6 million to $255.5 million at December 31, 2017 compared to $287.1 million at December 31, 2016.

Asset Quality

•
At December 31, 2017 the allowance for loan losses represented 0.82% of total loans and 142.15% of non-accrual loans, compared to 0.82% of total loans and 145.06% of non-accrual loans at September 30, 2017 and 0.85% of total loans and 122.60% of non-accrual loans at December 31, 2016.

•	Loan delinquencies 30 days and greater represented 0.63% of total loans at December 31, 2017 compared to 0.66% of total loans at September 30, 2017 and 0.68% of total loans at December 31, 2016.

•	Non-accrual loans represented 0.58% of total loans at December 31, 2017 compared to 0.57% of total loans at September 30, 2017 and 0.69% of total loans at December 31, 2016.

•
Net charge-offs in the quarter were $53,000 or 0.01% to average loans (annualized) compared to $52,000 or 0.01% to average loans (annualized) in the linked quarter and $350,000 or 0.06% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.38% at December 31, 2017.

•	Tangible book value per share is $17.08 compared to $17.12 on a linked quarter basis and $16.37 at December 31, 2016.

•
The Company had 600,945 shares remaining to repurchase at December 31, 2017 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At December 31, 2017, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, January 25, 2018 at 10:30am Eastern Time to discuss fourth quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2017	2017	2017	2017	2016
Selected Financial Condition Data:

Total assets	$ 3,050,286	$ 3,001,679	$ 2,992,126	$ 2,904,264	$ 2,837,555
Cash and cash equivalents	35,350	44,475	46,551	36,427	47,723
Securities held-to-maturity, at amortized cost	74,985	56,848	50,655	50,320	33,061
Securities available-for-sale, at fair value	87,251	87,299	112,443	105,541	103,520
Federal Home Loan Bank of Boston stock, at cost	15,537	15,954	19,583	16,418	16,378
Loans, net	2,725,633	2,676,411	2,644,618	2,585,521	2,525,983
Deposits	2,434,100	2,382,551	2,245,004	2,287,852	2,215,090
Federal Home Loan Bank of Boston advances	255,458	271,458	389,458	282,057	287,057
Total stockholders' equity	272,459	273,193	268,836	264,667	260,176
Allowance for loan losses	22,448	22,202	22,037	21,349	21,529
Non-accrual loans	15,792	15,305	16,022	15,976	17,561
Impaired loans	30,194	29,924	30,007	32,407	34,273
Loan delinquencies 30 days and greater	17,254	17,808	16,059	17,346	17,271

Selected Operating Data:

Interest income	$ 25,551	$ 25,604	$ 24,116	$ 23,212	$ 22,160
Interest expense	5,023	4,756	4,293	3,962	4,038
Net interest income	20,528	20,848	19,823	19,250	18,122
Provision for loan losses	299	217	710	325	616
Net interest income after provision for loan losses	20,229	20,631	19,113	18,925	17,506
Noninterest income	3,158	3,300	3,876	3,165	3,536
Noninterest expense	15,387	15,919	15,878	15,152	15,099
Income before income taxes	8,000	8,012	7,111	6,938	5,943
Income tax expense	7,503	2,415	2,109	1,845	1,757

Net income	$ 497	$ 5,597	$ 5,002	$ 5,093	$ 4,186

Performance Ratios (annualized):

Return on average assets	0.07%	0.74%	0.68%	0.71%	0.59%
Core return on average assets	0.73%	0.73%	0.68%	0.70%	0.58%
Return on average equity	0.72%	8.17%	7.43%	7.67%	6.43%
Core return on average equity	7.86%	8.01%	7.36%	7.59%	6.36%
Net interest rate spread (1)	2.71%	2.77%	2.74%	2.76%	2.57%
Net interest rate margin (2)	2.91%	2.95%	2.92%	2.94%	2.75%
Non-interest expense to average assets (3)	2.05%	2.11%	2.12%	2.12%	2.13%
Efficiency ratio (4)	65.06%	66.38%	66.31%	67.85%	70.64%
Average interest-earning assets to average
interest-bearing liabilities	129.44%	128.50%	128.46%	129.85%	130.20%
Loans to deposits	113%	113%	119%	114%	115%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.82%	0.82%	0.83%	0.82%	0.85%
Allowance for loan losses as a percent of
non-accrual loans	142.15%	145.06%	137.54%	133.63%	122.60%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.01%	0.00%	0.08%	0.06%
Non-accrual loans as a percent of total loans	0.58%	0.57%	0.60%	0.61%	0.69%
Non-accrual loans as a percent of total assets	0.52%	0.51%	0.54%	0.55%	0.62%
Loan delinquencies 30 days and greater as a
percent of total loans	0.63%	0.66%	0.60%	0.67%	0.68%

Per Share Related Data:

Basic earnings per share	$ 0.03	$ 0.37	$ 0.33	$ 0.34	$ 0.28
Diluted earnings per share	$ 0.03	$ 0.35	$ 0.32	$ 0.32	$ 0.27
Dividends declared per share	$ 0.15	$ 0.14	$ 0.12	$ 0.11	$ 0.09
Tangible book value (5)	$ 17.08	$ 17.12	$ 16.86	$ 16.62	$ 16.37
Common stock shares outstanding	15,952,946	15,952,946	15,942,614	15,923,514	15,897,698
Weighted-average basic shares outstanding	15,174,285	15,143,379	15,107,190	15,068,036	14,973,610
Weighted-average diluted shares outstanding	15,882,690	15,820,659	15,791,112	15,691,338	15,502,481

(1)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis
(2)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,		September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017		2017	2017	2017	2016
Capital Ratios:

Equity to total assets at end of period	8.93%		9.10%	8.98%	9.11%	9.17%
Average equity to average assets	9.23%		9.10%	9.18%	9.28%	9.18%
Total Capital (to Risk Weighted Assets)	12.38%	*	12.50%	12.45%	12.67%	12.80%
Tier I Capital (to Risk Weighted Assets)	11.45%	*	11.57%	11.53%	11.74%	11.84%
Common Equity Tier I Capital	11.45%	*	11.57%	11.53%	11.74%	11.84%
Tier I Leverage Capital (to Average Assets)	9.23%	*	9.23%	9.36%	9.45%	9.39%
Total equity to total average assets	9.05%		9.07%	9.17%	9.25%	9.18%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 989,366		$ 969,679	$ 962,732	$ 954,764	$ 907,946
Commercial	1,063,755		1,028,930	1,020,560	992,861	979,370
Construction	90,059		86,713	74,063	60,694	49,679
Commercial	429,116		436,172	431,243	420,747	430,539
Home equity line of credit	165,070		166,791	168,278	168,157	170,786
Other	5,650		5,733	5,410	5,375	5,348
Total loans	2,743,016		2,694,018	2,662,286	2,602,598	2,543,668
Net deferred loan costs	5,065		4,595	4,369	4,272	3,844
Loans	2,748,081		2,698,613	2,666,655	2,606,870	2,547,512
Allowance for loan losses	(22,448)		(22,202)	(22,037)	(21,349)	(21,529)
Loans, net	$ 2,725,633		$ 2,676,411	$ 2,644,618	$ 2,585,521	$ 2,525,983

Deposits:

Noninterest-bearing demand deposits	$ 473,428		$ 437,372	$ 445,049	$ 437,385	$ 441,283
Interest-bearing
NOW accounts	623,135		652,631	547,868	622,844	542,764
Money market	559,297		549,674	522,070	521,759	532,681
Savings accounts	237,380		233,330	241,898	239,743	233,792
Certificates of deposit	540,860		509,544	488,119	466,121	464,570
Total interest-bearing deposits	1,960,672		1,945,179	1,799,955	1,850,467	1,773,807
Total deposits	$ 2,434,100		$ 2,382,551	$ 2,245,004	$ 2,287,852	$ 2,215,090

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	December 31,	September 30,	December 31,
	2017	2017	2016
(Dollars in thousands)
Assets
Cash and due from banks	$33,320	$35,452	$44,086
Interest bearing deposits with other institutions	2,030	9,023	3,637
Total cash and cash equivalents	35,350	44,475	47,723
Securities held-to-maturity, at amortized cost	74,985	56,848	33,061
Securities available-for-sale, at fair value	87,251	87,299	103,520
Loans held for sale	5,295	6,902	3,270
Loans (1)	2,748,081	2,698,613	2,547,512
Allowance for loan losses	(22,448)	(22,202)	(21,529)
Loans, net	2,725,633	2,676,411	2,525,983
Premises and equipment, net	16,845	17,005	18,002
Federal Home Loan Bank of Boston stock, at cost	15,537	15,954	16,378
Accrued income receivable	8,979	8,039	7,432
Bank-owned life insurance	57,511	57,156	51,726
Deferred income taxes	7,662	13,965	14,795
Prepaid expenses and other assets	15,238	17,625	15,665
Total assets	$3,050,286	$3,001,679	$2,837,555

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,960,672	$1,945,179	$1,773,807
Noninterest-bearing	473,428	437,372	441,283
	2,434,100	2,382,551	2,215,090
Federal Home Loan Bank of Boston advances	255,458	271,458	287,057
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	34,496	21,538	18,867
Accrued expenses and other liabilities	43,273	42,439	45,865
Total liabilities	2,777,827	2,728,486	2,577,379

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	185,779	185,319	184,111
Unallocated common stock held by ESOP	(9,539)	(9,796)	(10,567)
Treasury stock, at cost	(29,620)	(29,620)	(30,400)
Retained earnings	131,887	133,337	123,541
Accumulated other comprehensive loss	(6,229)	(6,228)	(6,690)
Total stockholders' equity	272,459	273,193	260,176
Total liabilities and stockholders' equity	$3,050,286	$3,001,679	$2,837,555

(1)	Loans include net deferred fees and unamortized premiums of $5.1 million, $4.6 million and $3.8 million at December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			For The Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Interest income
Interest and fees on loans
Mortgage	$19,143	$19,165	$16,451	$73,922	$64,612
Other	5,494	5,535	5,058	21,185	19,613
Interest and dividends on investments
United States Government and agency obligations	613	602	335	2,287	1,620
Other bonds	4	6	10	24	50
Corporate stocks	259	242	231	916	912
Other interest income	38	54	75	149	179
Total interest income	25,551	25,604	22,160	98,483	86,986
Interest expense
Deposits	3,888	3,423	3,010	13,248	11,456
Interest on borrowed funds	1,031	1,230	924	4,374	3,826
Interest on repo borrowings	95	95	96	381	385
Interest on repurchase liabilities	9	8	8	31	64
Total interest expense	5,023	4,756	4,038	18,034	15,731
Net interest income	20,528	20,848	18,122	80,449	71,255
Provision for loan losses	299	217	616	1,551	2,332
Net interest income
after provision for loan losses	20,229	20,631	17,506	78,898	68,923
Noninterest income
Fees for customer services	1,663	1,662	1,537	6,403	6,151
Net gain on loans sold	598	872	925	2,597	3,105
Brokerage and insurance fee income	59	54	47	218	213
Bank owned life insurance income	354	357	361	1,628	1,417
Other	484	355	666	2,653	1,852
Total noninterest income	3,158	3,300	3,536	13,499	12,738
Noninterest expense
Salaries and employee benefits	9,564	9,668	9,109	38,595	36,983
Occupancy expense	1,261	1,312	1,211	5,073	4,890
Furniture and equipment expense	931	1,054	983	3,954	4,082
FDIC assessment	436	419	424	1,693	1,603
Marketing	578	717	523	2,570	2,170
Other operating expenses	2,617	2,749	2,849	10,451	10,776
Total noninterest expense	15,387	15,919	15,099	62,336	60,504
Income before income taxes	8,000	8,012	5,943	30,061	21,157
Income tax expense	7,503	2,415	1,757	13,872	5,942
Net income	$497	$5,597	$4,186	$16,189	$15,215

Earnings per share:
Basic	$0.03	$0.37	$0.28	$1.07	$1.02
Diluted	0.03	0.35	0.27	1.02	1.00
Weighted average shares outstanding:
Basic	15,174,285	15,143,379	14,973,610	15,123,568	14,821,391
Diluted	15,882,690	15,820,659	15,502,481	15,797,039	15,196,011

First  Connecticut Bancorp, Inc.
Consolidated Average Balance, Yields and Rates (Unaudited)

	For The Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,714,017	$ 25,272	3.69%	$ 2,697,978	$ 25,342	3.73%	$ 2,497,897	$ 22,092	3.52%
Securities	147,768	676	1.81%	159,450	660	1.64%	131,837	402	1.21%
Federal Home Loan Bank of Boston stock	14,860	200	5.34%	18,284	190	4.12%	15,200	174	4.55%
Federal funds and other earning assets	7,833	38	1.92%	10,089	54	2.12%	60,518	75	0.49%
Total interest-earning assets	2,884,478	26,186	3.60%	2,885,801	26,246	3.61%	2,705,452	22,743	3.34%
Noninterest-earning assets	124,537			126,234			128,332
Total assets	$ 3,009,015			$ 3,012,035			$ 2,833,784

Interest-bearing liabilities:
NOW accounts	$ 624,372	$ 916	0.58%	$ 644,947	$ 832	0.51%	$ 552,444	$ 443	0.32%
Money market	558,743	1,212	0.86%	519,265	982	0.75%	557,864	1,109	0.79%
Savings accounts	235,058	65	0.11%	233,878	63	0.11%	229,052	64	0.11%
Certificates of deposit	517,252	1,695	1.30%	489,203	1,546	1.25%	471,023	1,394	1.18%
Total interest-bearing deposits	1,935,425	3,888	0.80%	1,887,293	3,423	0.72%	1,810,383	3,010	0.66%
Federal Home Loan Bank of Boston Advances	252,775	1,031	1.62%	320,219	1,230	1.52%	226,766	924	1.62%
Repurchase agreement borrowings	10,500	95	3.59%	10,500	95	3.59%	10,500	96	3.64%
Repurchase liabilities	29,796	9	0.12%	27,695	8	0.11%	30,245	8	0.11%
Total interest-bearing liabilities	2,228,496	5,023	0.89%	2,245,707	4,756	0.84%	2,077,894	4,038	0.77%
Noninterest-bearing deposits	454,278			446,428			434,659
Other noninterest-bearing liabilities	48,593			45,905			61,023
Total liabilities	2,731,367			2,738,040			2,573,576
Stockholders' equity	277,648			273,995			260,208
Total liabilities and stockholders' equity	$ 3,009,015			$ 3,012,035			$ 2,833,784

Tax-equivalent net interest income		$ 21,163			$ 21,490			$ 18,705
Less: tax-equivalent adjustment		(635)			(642)			(583)
Net interest income		$ 20,528			$ 20,848			$ 18,122

Net interest rate spread (2)			2.71%			2.77%			2.57%
Net interest-earning assets (3)	$ 655,982			$ 640,094			$ 627,558
Net interest margin (4)			2.91%			2.95%			2.75%
Average interest-earning assets to average interest-bearing liabilities		129.44%			128.50%			130.20%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Years Ended December 31,
	2017			2016
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,654,943	$ 97,615	3.68%	$ 2,420,859	$ 86,374	3.57%
Securities	151,878	2,524	1.66%	150,582	1,881	1.25%
Federal Home Loan Bank of Boston stock	16,842	703	4.17%	17,738	701	3.95%
Federal funds and other earning assets	8,006	149	1.86%	36,679	179	0.49%
Total interest-earning assets	2,831,669	100,991	3.57%	2,625,858	89,135	3.39%
Noninterest-earning assets	122,324			129,826
Total assets	$ 2,953,993			$ 2,755,684

Interest-bearing liabilities:
NOW accounts	$ 616,962	$ 2,850	0.46%	$ 513,256	$ 1,544	0.30%
Money market	533,213	4,143	0.78%	512,396	4,119	0.80%
Savings accounts	235,608	252	0.11%	223,499	241	0.11%
Certificates of deposit	486,449	6,003	1.23%	469,493	5,552	1.18%
Total interest-bearing deposits	1,872,232	13,248	0.71%	1,718,644	11,456	0.67%
Federal Home Loan Bank of Boston Advances	283,683	4,374	1.54%	257,281	3,826	1.49%
Repurchase agreement borrowings	10,500	381	3.63%	10,500	385	3.67%
Repurchase liabilities	27,814	31	0.11%	42,700	64	0.15%
Total interest-bearing liabilities	2,194,229	18,034	0.82%	2,029,125	15,731	0.78%
Noninterest-bearing deposits	441,347			412,155
Other noninterest-bearing liabilities	46,804			60,008
Total liabilities	2,682,380			2,501,288
Stockholders' equity	271,613			254,396
Total liabilities and stockholders' equity	$ 2,953,993			$ 2,755,684

Tax-equivalent net interest income		$ 82,957			$ 73,404
Less: tax-equivalent adjustment		(2,508)			(2,149)
Net interest income		$ 80,449			$ 71,255

Net interest rate spread (2)			2.75%			2.61%
Net interest-earning assets (3)	$ 637,440			$ 596,733
Net interest margin (4)			2.93%			2.80%
Average interest-earning assets to average interest-bearing liabilities		129.05%			129.41%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2017	2017	2017	2017	2016
Net Income	$ 497	$ 5,597	$ 5,002	$ 5,093	$ 4,186
Adjustments:
Plus: Severance expense	-	-	343	-	-
Plus: Mortgage servicing rights (recovery) impairment	-	-	-	-	(283)
Less: Prepayment penalty fees	(36)	(165)	-	(84)	-
Less: Bank-owned life insurance proceeds	-	-	(271)	-	-
Total core adjustments before taxes	(36)	(165)	72	(84)	(283)
Tax (expense) benefit on core adjustments	13	58	(120)	29	99
Tax rate reduction due to Tax Cuts and Jobs Act	4,981	-	-	-	-
Deferred tax asset write-off (1)	-	-	-	-	137
Total core adjustments after taxes	4,958	(107)	(48)	(55)	(47)
Total core net income	$ 5,455	$ 5,490	$ 4,954	$ 5,038	$ 4,139

Total net interest income	$ 20,528	$ 20,848	$ 19,823	$ 19,250	$ 18,122
Less: Prepayment penalty fees	(36)	(165)	-	(84)	-
Total core net interest income	$ 20,492	$ 20,683	$ 19,823	$ 19,166	$ 18,122

Total noninterest income	$ 3,158	$ 3,300	$ 3,876	$ 3,165	$ 3,536
Plus: Mortgage servicing rights (recovery) impairment	-	-	-	-	(283)
Less: Bank-owned life insurance proceeds	-	-	(271)	-	-
Total core noninterest income	$ 3,158	$ 3,300	$ 3,605	$ 3,165	$ 3,253

Total noninterest expense	$ 15,387	$ 15,919	$ 15,878	$ 15,152	$ 15,099
Less: Severance expense	-	-	(343)	-	-
Total core noninterest expense	$ 15,387	$ 15,919	$ 15,535	$ 15,152	$ 15,099

Core earnings per common share, diluted	$ 0.34	$ 0.35	$ 0.31	$ 0.32	$ 0.27

Core net interest rate margin (2)	2.91%	2.93%	2.92%	2.92%	2.75%
Core return on average assets (annualized)	0.73%	0.73%	0.68%	0.70%	0.58%
Core return on average equity (annualized)	7.86%	8.01%	7.36%	7.59%	6.36%
Core non-interest expense to average assets (annualized)	2.05%	2.11%	2.12%	2.12%	2.13%
Efficiency ratio (3)	65.06%	66.38%	66.31%	67.85%	70.64%

Tangible book value (4)	$ 17.08	$ 17.12	$ 16.86	$ 16.62	$ 16.37

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(4)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the years ended December 31, 2017 and December 31, 2016.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Year Ended December 31,
(Dollars in thousands, except per share data)	2017	2016
Net Income	$ 16,189	$ 15,215
Adjustments:
Plus: Employee severance	343	-
Less: Prepayment penalty fees	(285)	(380)
Less: Off-balance sheet commitment change in accounting estimate	-	(423)
Less: Bank-owned life insurance proceeds	(271)	(77)
Total core adjustments before taxes	(213)	(880)
Tax (expense) benefit on core adjustments	(20)	282
Deferred tax asset write-off (1)	-	137
Tax rate reduction (2)	4,981	-
Total core adjustments after taxes	4,748	(461)
Total core net income	$ 20,937	$ 14,754

Total net interest income	$ 80,449	$ 71,255
Less: Prepayment penalty fees	(285)	(380)
Total core net interest income	$ 80,164	$ 70,875

Total noninterest income	$ 13,499	$ 12,738
Less: Bank-owned life insurance proceeds	(271)	(77)
Total core noninterest income	$ 13,228	$ 12,661

Total noninterest expense	$ 62,336	$ 60,504
Plus: Off-balance sheet commitments change in accounting estimate	-	423
Less: Employee severances	(343)	-
Total core noninterest expense	$ 61,993	$ 60,927

Core earnings per common share, diluted	$ 1.32	$ 0.97

Core net interest rate margin (3)	2.92%	2.78%
Core return on average assets (annualized)	0.71%	0.54%
Core return on average equity (annualized)	7.71%	5.80%
Core non-interest expense to average assets (annualized)	2.10%	2.21%
Efficiency ratio (4)	66.38%	72.94%

Tangible book value (5)	$ 17.08	$ 16.37

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)
Represents the reduction in the value of the Company's deferred tax asset as a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, which lowered the Company's federal tax rate from 35% to 21%.

(3)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(5)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.